Exhibit 10.10

FORM OF

FIRST AMENDMENT TO

LICENSE AGREEMENT NO. A9672

WHEREAS, the University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its principal office at 223 Grinter Hall, Gainesville, Florida 32611 U.S.A. (hereinafter referred to as "UFRF"), and Sun BioPharma, Inc., a Delaware corporation, and having its principal mailing address at 712 Vista Blvd, #305, Waconia, MN 55387, (hereinafter referred to as "Licensee") entered into a License Agreement effective December 22, 2011 (hereinafter "License Agreement");

WHEREAS, the parties now wish to amend the License Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto agree as follows;

1.	At the time of the writing of this First Amendment, Licensee owes a balance of $20,000 on the milestone payment of $50,000 for the "Enrollment of first subject in Phase I Trial".

2.

UFRF and Licensee agree that Licensee will pay the remaining balance of $20,000 within thirty (30) days of receipt of its next $2M in fundraising occurring subsequent to the date of this First Amendment to the License Agreement.

3.	All other provisions of the License Agreement shall remain in full force and effect and unmodified by this Amendment.

4.	This amendment shall be effective December 12, 2016 and shall be referred to as the First Amendment.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

By:
David L. Day
Director of Technology Licensing
Date:

SUN BIOPHARMA, INC.

By:
Name:
Title:
Date: